UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2022

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

(Address of Principal Executive Offices, including Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, the Board appointed Stephen Rohleder to the Board, effective March 2, 2022. Mr. Rohleder will serve on the Board until his term expires at the 2022 annual meeting of stockholders at which time he will be nominated for reelection by the Company’s stockholders. The Board determined that Mr. Rohleder qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC. Mr. Rohleder was selected as a director based on his extensive experience in the professional services industry and his experience as a leader of public companies, as summarized below.

Mr. Rohleder, 64, most recently served as Chairman, CEO and President of GTY Technology Holdings Inc. (Nasdaq: GTYH), a software-as-a-service company that offers a cloud-based suite of solutions for the public sector in North America, from May 2019 until March 2020, and served on GTY’s board of directors from October 2016 until March 2020. Mr. Rohleder has been the principal owner of SGR Equity Investments, a private equity and venture capital company, since August 2015. Mr. Rohleder previously served as Group Chief Executive, North America of Accenture plc (ACN), a multinational professional services company, from June 2014 until his retirement in August 2015. This position capped a 35-year career with Accenture during which Mr. Rohleder held several other executive leadership roles, including Group Chief Executive, Health & Public Service from September 2009 until June 2014, and Chief Operating Officer from September 2004 until September 2009. He also previously served on the Advisory Board for Apogee Inc., the largest provider of on-campus residential networks and video solutions in higher education, from February 2017 until January 2020 and on the Advisory Board for Kony, Inc., a cloud-based enterprise mobility solutions company and mobile application development platform provider, from November 2015 until December 2019.

Mr. Rohleder holds a Bachelor’s degree in Finance from the University of Texas at Austin.

In connection with his appointment, Mr. Rohleder will receive compensation for serving on the Board as follows:

•

A cash retainer of $22,684 (the pro-rated portion of the $90,000 annual cash retainer amount paid to all directors for service between the 2021 and 2022 annual meetings of stockholders of the Company); and

•

The grant of a number of restricted stock units equal in value to $52,931 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on March 2, 2022 (rounded down to the nearest whole share), with such stock grant to vest on March 2, 2023 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2021 and 2022 annual meetings of stockholders of the Company).

Mr. Rohleder has entered into the Company’s standard form of indemnification agreement for directors and officers with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel and Chief Corporate Affairs Officer

Date: March 2, 2022